UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

Ibotta, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-42018 (Commission File Number)	35-2426358 (I.R.S. Employer Identification Number)

1400 16th Street, Suite 600 Denver, Colorado (Address of principal executive offices)		80202 (Zip Code)
303-593-1633
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	IBTA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

Effective May 19, 2026, the Board of Directors (the "Board") of Ibotta, Inc. (the "Company") appointed Jared Chomko, the Company's Senior Vice President of Accounting to resume serving as its Principal Accounting Officer. Mr. Chomko will continue reporting to Matt Puckett, the Company's Chief Financial Officer who has been acting as Interim Principal Accounting Officer since October 13, 2025. In conjunction with Mr. Chomko assuming the role of Principal Accounting Officer, Mr. Puckett will step down as the Company’s Interim Principal Accounting Officer.

Mr. Chomko, 37, has served as the Company's Senior Vice President of Accounting since August 2025 and Vice President of Accounting from January 2024 to August 2025. Previously, he served as the Company's Controller from February 2021 to December 2023. Prior to Ibotta, Mr. Chomko was an Auditor at KPMG from 2012 to 2021. Mr. Chomko holds a Bachelor's degree in Business Administration and a Master of Accountancy from Colorado State University and is a Certified Public Accountant.

There are no changes to Mr. Chomko's compensation as a result of the appointment.

There are no family relationships between Mr. Chomko and any executive officer or director of the Company, and there are no understandings or arrangements between Mr. Chomko and any other person pursuant to which Mr. Chomko was appointed as Principal Accounting Officer. Mr. Chomko has no transactions reportable under Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 19, 2026, the Company held its 2026 annual meeting of shareholders (the “Meeting”). As of the record date for the Meeting, which was established by the Board to be the close of business on March 23, 2026, there were 20,768,166 shares of the Company’s Class A common stock, with a par value of $0.00001 per share (the “Class A common stock”), outstanding (each entitled to one vote per share), and 3,077,424 shares of the Company’s Class B common stock, with a par value of $0.00001 per share (the “Class B common stock” and, together with the Class A common stock, the “common stock”), outstanding (each entitled to 20 votes per share). The common stock voted as a single class on all matters. Of the 23,845,590 shares of common stock outstanding as of the record date, 15,508,056 shares were represented at the Meeting or by proxy, together representing a total of 69,419,112 votes, or a majority of the voting power of all issued and outstanding shares of common stock as of the record date, and constituting a quorum under the Company’s amended and restated bylaws. The shareholders considered four proposals at the Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2026 (the "Proxy Statement"). The final number of votes cast for and against and the final number of abstentions and broker non-votes with respect to each proposal voted upon are set forth below.

Proposal 1. The shareholders elected two Class II directors to hold office for a three-year term expiring at the 2029 annual meeting of shareholders and until their respective successors are duly elected and qualified, by the following vote:

Name	For	Against	Abstain	Broker Non-Votes
Amit Doshi	64,027,356	1,737,483	64,533	3,589,740
Larry Sonsini	65,521,774	243,105	64,493	3,589,740

Proposal 2. The shareholders approved, on an advisory (non-binding) basis, the compensation of the Company's named executive officers, as disclosed in the Proxy Statement, by the following vote:

For	Against	Abstain	Broker Non-Votes
65,559,261	190,917	79,194	3,589,740

Proposal 3. The shareholders approved, on an advisory (non-binding) basis, that the frequency of the vote on the compensation of the Company's named executive officers occur every one year, by the following vote:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
65,739,126	17,307	9,169	63,770	3,589,740

In accordance with the recommendation of our Board and the voting results of our shareholders on this advisory (non-binding) proposal, the Company has determined that it will hold an advisory (non-binding) vote on the compensation of our named executive officers on an annual basis. The next required advisory (non-binding) vote on the frequency of approval of the compensation of our named executive officers will take place no later than the Company’s annual meeting of shareholders in 2032.

Proposal 4. The shareholders ratified the appointment of KPMG, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026, by the following vote:

For	Against	Abstain	Broker Non-Votes
69,313,700	41,851	63,561	0

No other items were presented for shareholder approval at the Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBOTTA, INC.

Date:	5/22/2026	By:	/s/ David T. Shapiro
David T. Shapiro
Chief Legal Officer & Corporate Secretary